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                                                                         DOC. 3
                                                                   EXHIBIT 10.3


                       DEVELOPMENT AND COMMERCIALIZATION
                               AGREEMENT (NO. 2)



                                    BETWEEN



                                COCENSYS, INC.,


                                      AND


                           WYETH-AYERST LABORATORIES


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                               TABLE OF CONTENTS

                                                                           PAGE

1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.1  "Affiliate(s)". . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.2  "Agreement (No. 1)" . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.3  "Back-Up Compound Candidate". . . . . . . . . . . . . . . . . . . .  1
    1.4  "Back-Up Program" . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.5  "Beginning of [     *     ] . . . . . . . . . . . . . . . . . . . .  2
    1.6  "Beginning of [     *     ] . . . . . . . . . . . . . . . . . . . .  2
    1.7  "CO 2-6749" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.8  "CoCensys Patent Rights". . . . . . . . . . . . . . . . . . . . . .  2
    1.9  "Commercially Reasonable Efforts" . . . . . . . . . . . . . . . . .  2
    1.10 "Control" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.11 "Development" . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.12 "Epalon". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.13 "FDA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.14 "Field" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.15 "First Commercial Sale" . . . . . . . . . . . . . . . . . . . . . .  3
    1.16 "Fully Burdened Cost" . . . . . . . . . . . . . . . . . . . . . . .  3
    1.17 "Good Clinical Practice". . . . . . . . . . . . . . . . . . . . . .  3
    1.18 "Good Laboratory Practice". . . . . . . . . . . . . . . . . . . . .  3
    1.19 "Good Manufacturing Practice" . . . . . . . . . . . . . . . . . . .  3
    1.20 [     *     ] . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.21 "IND" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.22 "Intellectual Property Rights". . . . . . . . . . . . . . . . . . .  4
    1.23 "Invention" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.24 "Know-How". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.25 "Licensed Compound" . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.26 "MAA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.27 "Major Market Countries". . . . . . . . . . . . . . . . . . . . . .  5
    1.28 "NDA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.29 "Net Sales" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.30 [     *     ] . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.31 "Non-Scheduled Product" . . . . . . . . . . . . . . . . . . . . . .  5
    1.32 "Patent Rights" . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.33 "Phase I," "Phase II," and "Phase III". . . . . . . . . . . . . . .  6
    1.34 "Product" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.35 "Regulatory Approval" . . . . . . . . . . . . . . . . . . . . . . .  6
    1.36 "RoW" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.37 "Royalty Term". . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.38 "Scheduled Product" . . . . . . . . . . . . . . . . . . . . . . . .  6


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                               TABLE OF CONTENTS
                                   (CONTINUED)

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    1.39 "Third Party(ies)". . . . . . . . . . . . . . . . . . . . . . . . .  7
    1.40 "Trademark" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    1.41 "USA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    1.42 "Wyeth-Ayerst Patent Rights". . . . . . . . . . . . . . . . . . . .  7

2.  DEVELOPMENT OF LICENSED COMPOUND . . . . . . . . . . . . . . . . . . . .  7
    2.1  General Obligations . . . . . . . . . . . . . . . . . . . . . . . .  7
    2.2  Records, Reports and Information Exchange . . . . . . . . . . . . .  7
    2.3  Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    2.4  Funding of the Development. . . . . . . . . . . . . . . . . . . . .  8
    2.5  Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . .  8

3.  BACK-UP COMPOUND CANDIDATES. . . . . . . . . . . . . . . . . . . . . . .  8

4.  INDICATIONS; EXCLUSIVITY . . . . . . . . . . . . . . . . . . . . . . . .  8
    4.1  Indications . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    4.2  No [     *     ]by CoCensys [     *     ] . . . . . . . . . . . . .  9
    4.3  No [     *     ]. . . . . . . . . . . . . . . . . . . . . . . . . .  9

5.  LICENSE GRANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    5.1  Licenses to Wyeth-Ayerst. . . . . . . . . . . . . . . . . . . . . .  9
    5.2  Licenses upon Expiration. . . . . . . . . . . . . . . . . . . . . . 10

6.  CONSIDERATION TO COCENSYS. . . . . . . . . . . . . . . . . . . . . . . . 10
    6.1  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    6.2  Method of Payment of Payments . . . . . . . . . . . . . . . . . . . 11
    6.3  Payments for Back-Up Compound Candidates. . . . . . . . . . . . . . 11
    6.4  Royalties and Profit Sharing. . . . . . . . . . . . . . . . . . . . 11

7.  MARKETING AND ROYALTIES IN THE ROW . . . . . . . . . . . . . . . . . . . 11
    7.1  Marketing by Wyeth-Ayerst . . . . . . . . . . . . . . . . . . . . . 11
    7.2  Commercial and Regulatory Diligence . . . . . . . . . . . . . . . . 11
    7.3  Annual Net Sales Calculation. . . . . . . . . . . . . . . . . . . . 12
    7.4  Non-Scheduled Product Royalty in the RoW. . . . . . . . . . . . . . 12
    7.5  Scheduled Product Royalty.. . . . . . . . . . . . . . . . . . . . . 12
    7.6  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    7.7  Adjustment to Royalties in RoW. . . . . . . . . . . . . . . . . . . 13


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                               TABLE OF CONTENTS
                                   (CONTINUED)

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8.  ACCOUNTS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    8.1  Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    8.2  Audits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    8.3  Foreign Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . 15
    8.4  Sales by Sublicensees . . . . . . . . . . . . . . . . . . . . . . . 15
    8.5  Currency Blockage . . . . . . . . . . . . . . . . . . . . . . . . . 15
    8.6  Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

9.  TRADEMARKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

10. MANUFACTURING AND DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . 16
    10.1 Primary Manufacture . . . . . . . . . . . . . . . . . . . . . . . . 16
    10.2 Second Source . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    10.3 Exchange of Information . . . . . . . . . . . . . . . . . . . . . . 16
    10.4 Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

11. PROSECUTION, MAINTENANCE AND INFRINGEMENT OF INTELLECTUAL PROPERTY
    RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    11.1 Patentable Inventions . . . . . . . . . . . . . . . . . . . . . . . 16
    11.2 Prosecution and Maintenance of Patent Rights. . . . . . . . . . . . 17
    11.3 Patent Extensions . . . . . . . . . . . . . . . . . . . . . . . . . 17
    11.4 Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    11.5 Infringement of Intellectual Property Rights. . . . . . . . . . . . 18
    11.6 Infringement of Third Party Patent Rights . . . . . . . . . . . . . 19

12. FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

13. TERM AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    13.1 General Conditions of Expiration and Termination. . . . . . . . . . 20
    13.2 Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    13.3 Termination for Breach. . . . . . . . . . . . . . . . . . . . . . . 21
    13.4 No Limit on Remedies. . . . . . . . . . . . . . . . . . . . . . . . 22
    13.5 Unilateral Termination by Wyeth-Ayerst. . . . . . . . . . . . . . . 22
    13.6 Automatic Termination of Agreement (No. 1). . . . . . . . . . . . . 22

14. ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    14.1 Assignment to Affiliates. . . . . . . . . . . . . . . . . . . . . . 22
    14.2 Other Permitted Assignment. . . . . . . . . . . . . . . . . . . . . 22
    14.3 Binding Nature of Assignment. . . . . . . . . . . . . . . . . . . . 22


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                               TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE


15. INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    15.1 Cross Indemnification . . . . . . . . . . . . . . . . . . . . . . . 23
    15.2 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

16. WARRANTIES AND REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . 24
    16.1 General.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

17. CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . 24
    17.1 Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    17.2 Exceptions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    17.3 Permitted Disclosures . . . . . . . . . . . . . . . . . . . . . . . 25
    17.4 Disclosure of Agreement . . . . . . . . . . . . . . . . . . . . . . 25
    17.5 Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    17.6 Publication . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

18. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    18.1 No Waiver of Contractual Rights . . . . . . . . . . . . . . . . . . 26
    18.2 Execution and Amendments. . . . . . . . . . . . . . . . . . . . . . 26
    18.3 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    18.4 Relationship between the Parties. . . . . . . . . . . . . . . . . . 26
    18.5 Correspondence and Notices. . . . . . . . . . . . . . . . . . . . . 26
    18.6 Choice of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    18.7 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    18.8 Appointment of Wyeth-Ayerst International, Inc. . . . . . . . . . . 27


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                 DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (NO. 2)


    THIS DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (NO. 2) (the "Agreement") is entered into as of the 12th day of May, 1997 (the "Effective Date"), by and between CoCensys, Inc., a company incorporated under the laws of the State of Delaware, with its principal place of business at 213 Technology Drive, Irvine, California 92618, USA ("CoCensys"), and American Home Products Corporation, acting through its Wyeth-Ayerst Laboratories Division, a company incorporated under the laws of the State of Delaware, with its principal place of business at 555 Lancaster Avenue, St. Davids, Pennsylvania 19087, USA ("Wyeth-Ayerst"). Both CoCensys and Wyeth-Ayerst are referred to individually as a "Party" and collectively as the "Parties."

    WHEREAS, CoCensys has discovered, has rights to and is developing that certain compound CO 2-6749 (as defined in Article 1.8 below); and

    WHEREAS, Wyeth-Ayerst would like to obtain the worldwide (except in the USA) rights to develop and commercialize CO 2-6749 or a back-up compound therefor;

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual premises, covenants and conditions contained in this Agreement, the Parties agree as follows:

1.  DEFINITIONS.

    For the purposes of this Agreement, the terms hereunder shall have the meanings as defined below:

    1.1 "AFFILIATE(S)" shall mean, in the case of either CoCensys or Wyeth-Ayerst, any corporation, joint venture, or other business entity which directly or indirectly controls, is controlled by, or is under common control with that Party. "Control," as used in this
         Article 1.1, shall mean having the power to direct, or cause the direction of, the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

    1.2 "AGREEMENT (NO. 1)" shall mean that Development and Commercialization Agreement (No.1) between the Parties relating to development and commercialization of CO 2-6749 or a back-up compound therefore in the USA, entered into on even date with the Effective Date.

    1.3 "BACK-UP COMPOUND CANDIDATE" shall mean any Epalon meeting the criteria set forth in Exhibit A as determined by CoCensys and submitted by CoCensys to Wyeth-Ayerst as a potential substitute for CO 2-6749. "Back-Up Compound Candidate" shall include any prodrugs, salt forms and other biologically active isomers or enantiomers of such CoCensys Epalon.


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    1.4  "BACK-UP PROGRAM" shall mean the program for identification of Back-Up
         Compound Candidates as conducted by CoCensys pursuant to Agreement
         (No. 1)

    1.5  "BEGINNING OF [     *     ] shall mean the date upon which the
         [       *          ] for a Product.

    1.6  "BEGINNING OF [     *     ] shall mean the date upon which the
         [       *          ] for a Product.

    1.7  "CO 2-6749" shall mean the Epalon [          *          ] and any
         prodrugs, including specifically CO 6-0549, salt forms and other biologically active isomers or enantiomers of this Epalon. A diagram of the chemical structure of each of CO 2-6749 and CO 6-0549 is set forth on Exhibit B.

    1.8 "COCENSYS PATENT RIGHTS" shall mean all Patent Rights owned or Controlled by CoCensys. A list of the CoCensys Patent Rights existing as of the Effective Date is set out in Exhibit C hereto.

    1.9 "COMMERCIALLY REASONABLE EFFORTS" shall mean efforts and resources normally used by a party for a compound owned by it or to which it has rights, which is of similar market potential at a similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the compound, the regulatory structure involved, the profitability of the applicable products, and other relevant factors.

    1.10 "CONTROL" shall mean licensed with the right to grant sublicenses without violating the terms of any Third Party agreement.

    1.11 "DEVELOPMENT" shall mean the pre-clinical development of a Licensed Compound and clinical development for use in the Field in the RoW of a Product through and including Regulatory Approval.

    1.12 "EPALON" shall mean the class of neuroactive steroid compounds that interact with GABAA receptor complexes.

    1.13 "FDA" shall mean the Food and Drug Administration of the USA.

    1.14 "FIELD" shall mean the treatment in humans of [          *          ]
         in the Diagnostic and Statistical Manual of Mental Disorders, Fourth Edition ("DSM-IV"). Also, specifically to be included under [
         * ] defined by research criteria in DSM-IV. It is understood by the Parties that the above-named disorders may be defined differently in future editions of the Diagnostic and


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         Statistical Manual of Mental Disorders, but that, for purposes of this Agreement, the definition of Field shall always be with reference to those diseases which fall within the definition of the above-named disorders in the edition of DSM-IV which is current as of the Effective Date. Expressly excluded from the Field are
         [          *          ].

    1.15 "FIRST COMMERCIAL SALE" shall mean the first sale of a Product in a given country after the Product has been granted Regulatory Approval by the competent authorities in that country.

    1.16 "FULLY BURDENED COST" shall mean the sum of the costs set forth on Exhibit D, to the extent allocable to Product.

    1.17 "GOOD CLINICAL PRACTICE" or "GCP" shall mean the then current standards for clinical trials for pharmaceuticals, as set forth in the United States Federal Food, Drug and Cosmetics Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other organizations and governmental agencies in countries in which the Product is intended to be sold, to the extent such standards are not in contravention with United States GCP.

    1.18 "GOOD LABORATORY PRACTICE" or "GLP" shall mean the then current standards for laboratory activities for pharmaceuticals, as set forth in the United States Federal Food, Drug and Cosmetics Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which the Product is intended to be sold, to the extent such standards are not in contravention with United States GLP.

    1.19 "GOOD MANUFACTURING PRACTICE" or "GMP" shall mean the current standards for the manufacture of pharmaceuticals, as set forth in the United States Federal Food, Drug and Cosmetics Act and applicable regulations promulgated hereunder, as amended from time to time, and such standards of good manufacturing practice as are required by the European Union and other organizations and governmental agencies in countries in which the Product is intended to be sold, to the extent such standards are not in contravention with United States GMP.

    1.20 [          *          ] shall mean the development milestone
         [          *          ].

    1.21 "IND" shall mean an Investigational New Drug Application as defined in the United States Federal Food, Drug and Cosmetics Act and applicable regulations promulgated thereunder, as amended from time to time.


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    1.22 "INTELLECTUAL PROPERTY RIGHTS" shall mean all Patent Rights, trademarks, copyrights, know-how and/or trade secrets which are owned or Controlled by one Party hereto (with the right to license) or jointly by the Parties, with regard to the development, manufacture, importing, use, marketing and/or sale of the Product.

    1.23 "INVENTION" shall mean an invention conceived in the course of the performance of and within the scope of this Agreement.

    1.24 "KNOW-HOW" shall mean all know-how, processes, information and data including any copyright relating thereto owned or controlled by either Party (with the right to have or disclose) as of the Effective Date or acquired during the term of this Agreement relating to:

         (a)  the Licensed Compound;

         (b)  any Back-Up Compound;

         (c)  any Product containing (a) or (b);

         (d)  methods of making any of (a), (b) or (c);

         (e)  any component of (c);

         (f)  any intermediate in the making of any of (a), (b), (c), or (e);

         (g)  any method of using any of (a), (b), (c), (e), or (f); and/or

         (h)  any use of (a), (b) or (c).

         The term "Know-How," however, shall not include any know-how, processes, information and data which is, as of the Effective Date or becomes later on, generally available to the public.

    1.25 "LICENSED COMPOUND" shall mean CO 2-6749 and any Back-Up Compound Candidate.

    1.26 "MAA" shall mean the Marketing Authorization Application filed in the European Community for approval to market and sell a pharmaceutical product, whether by centralized procedure with the Committee for Proprietary Medicinal Products or otherwise.

    1.27 "MAJOR MARKET COUNTRIES" shall mean Germany, the United Kingdom, Italy and France.


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    1.28 "NDA" shall mean a New Drug Application, as defined in the United
         States Federal Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder as amended from time to time.

    1.29 "NET SALES" shall mean proceeds from sales of the Product by either Party, its Affiliates or sublicensees, as appropriate, to Third Parties, less the sum of (a) and (b) where (a) is a provision, determined under generally accepted accounting principles in the
         United States, for [          *          ] and (b) is
         [          *          ].

         Sales of Product by and between a Party and its Affiliates are not sales to Third Parties and shall be excluded from Net Sales calculations for all purposes.

    1.30 [     *     ] shall have the meaning set forth in Article 4.1.

    1.31 "NON-SCHEDULED PRODUCT" shall mean a Product to be sold in the RoW that has received a designation similar to a "Schedule V" designation in the USA, as defined in 21 CFR Part 1308, or no scheduling designation in the course of Regulatory Approval from a foreign government.

    1.32 "PATENT RIGHTS" shall mean all patents or patent applications, in whatever country in the RoW, and all divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates and foreign counterparts thereof in the RoW, existing as of the Effective Date or filed or issuing during the term of this Agreement, at least one claim of which covers:

         (a)  the Licensed Compound;

         (b)  any Back-Up Compound;

         (c)  any Product containing (a) or (b);

         (d)  methods of making any of (a), (b) or (c);

         (e)  any component of (c);

         (f)  any intermediate in the making of any of (a), (b), (c) or (e);

         (g)  any method of using any of (a), (b), (c), (e), or (f); and/or

         (h)  any use of (a), (b) or (c).


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    1.33 "PHASE I," "PHASE II," AND "PHASE III" shall mean the phases of the clinical development of pharmaceuticals as defined in the United States Federal Food, Drug and Cosmetics Act and/or applicable regulations promulgated thereunder, as amended from time to time, or any comparable foreign regulations.

    1.34 "PRODUCT" shall mean any pharmaceutical product containing a Licensed Compound in any formulation or mode of administration.

    1.35 "REGULATORY APPROVAL" shall mean all authorizations by the competent authorities which are required for the regular marketing, promotion, pricing and sale of the Product in a given country or regulatory jurisdiction.

    1.36 "ROW" shall mean all countries and territories in the world except the USA.

    1.37 "ROYALTY TERM" shall mean the period extending from First Commercial Sale in any country in the RoW until the later of (i) expiration of the last to expire patent within the Patent Rights necessary to make, use, import, offer for sale or sell the Product in one or more Major Market Countries, or (b) fifteen (15) years from First Commercial Sale in the first Major Market Country.

    1.38 "SCHEDULED PRODUCT" shall mean a Product to be sold in the RoW that has received a designation similar to a Schedule I, II, III or IV designation in the USA, as defined in 21 CFR Part 1308, in the course of Regulatory Approval from a foreign government.

    1.39 "THIRD PARTY(IES)" shall mean any person(s) or entity(ies) other than CoCensys, Wyeth-Ayerst or their Affiliates.

    1.40 "TRADEMARK" shall mean the trademark under which the Product shall be marketed as set out in Article 9.

    1.41 "USA" shall mean the United States of America, its territories and possessions and the Commonwealth of Puerto Rico.

    1.42 "WYETH-AYERST PATENT RIGHTS" shall mean all Patent Rights owned or Controlled by Wyeth-Ayerst. A list of the Wyeth-Ayerst Patent Rights existing as of the Effective Date is set out in Exhibit E hereto.

2.  DEVELOPMENT OF LICENSED COMPOUND.

    2.1 GENERAL OBLIGATIONS. Wyeth-Ayerst shall be responsible for the design, implementation and funding of all Development. Wyeth-Ayerst agrees to use Commercially Reasonable Efforts to conduct the Development with the intent of obtaining Regulatory Approval in the RoW and bringing a Product in the Field


                                       6.
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          to the market as soon as reasonably practicable. Wyeth-Ayerst shall ensure that the Development is carried out adhering to Wyeth-Ayerst's ethical and safety standards. Wyeth-Ayerst shall have the right to subcontract with third parties any of its
          Development obligations   hereunder, without the consent or
          approval of CoCensys. In the event Wyeth-Ayerst intends to exercise its right to subcontract one or more of its Development obligations, it shall notify CoCensys of such intent and CoCensys shall have the right to submit one or more proposals to Wyeth-Ayerst to perform such one or more parts of such Development activities. Wyeth-Ayerst shall consider all such proposals submitted by CoCensys on an equal basis with proposals submitted by Third Party subcontractors for the same Development tasks.

     2.2  RECORDS, REPORTS AND INFORMATION EXCHANGE.

          2.2.1 TECHNOLOGY AND INFORMATION TRANSFER. CoCensys will provide to Wyeth-Ayerst all Know-How as Wyeth-Ayerst deems
                    necessary to carry out the Development and [     *     ]
                    of the Product and to obtain Regulatory Approval. All information transferred, provided or exchanged under this
                    Article 2.2.1 will be subject to the confidentiality requirements set forth in Article 17.

          2.2.2 RECORD KEEPING. Wyeth-Ayerst will maintain records in sufficient detail and in good scientific manner appropriate for Regulatory Approval and patent purposes.

          2.2.3 COMMUNICATION REGARDING THE DEVELOPMENT PROGRESS. A project team shall be appointed by Wyeth-Ayerst and representatives thereof shall meet with representatives of CoCensys on a regular basis (but no less often than every six (6) months) to keep CoCensys apprised of the Development progress and to bring to its attention any problems or issues which may have an impact on the timing of the Development (e.g., regulatory submissions).

     2.3 COMPLIANCE. Wyeth-Ayerst shall comply with all GLP, GCP and GMP in the conduct of the Development.

     2.4 FUNDING OF THE DEVELOPMENT. Wyeth-Ayerst shall be responsible for one hundred percent (100%) of all costs, fees and expenses associated with the Development and the obtaining of all Regulatory Approvals.

     2.5  REGULATORY APPROVALS.  [     *     ] shall file all regulatory
          dossiers under its name.  [     *     ] shall own all Regulatory
          Approvals.  [     *     ] shall have the right of reference to the
          extent necessary to exercise its rights or to meet its


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          obligations hereunder.  [     *     ] shall be responsible for all
          communications with regulatory agencies.

3.   BACK-UP COMPOUND CANDIDATES

      Unless otherwise provided, all of the Parties' rights and obligations under this Agreement, including those regarding the development, manufacture, distribution, marketing, sale, promotion, profit-sharing and royalties of CO 2-6749 and the Product are applicable to any Back-Up Compound Candidate either replacing CO 2-6749 or otherwise developed in the Field pursuant to Agreement (No. 1). The provisions herein regarding CO 2-6749 and the Product shall apply to such Back-Up Compound Candidate MUTATIS MUTANDIS.

4.   INDICATIONS; EXCLUSIVITY.

     4.1 INDICATIONS. Wyeth-Ayerst shall have the right to conduct Development with respect to any Licensed Compound. Wyeth-Ayerst
          [   *   ] covenants that it shall not conduct clinical trials of any
          Licensed Compound for [   *   ] in the Row except as provided under
          this Article 4.1.  If Wyeth-Ayerst discovers or determines that any
          Licensed Compound may have efficacy in the treatment of [   *   ]
          and if Wyeth-Ayerst desires to pursue clinical trials of such Licensed
          Compound [     *     ] it will promptly notify CoCensys in writing and
          disclose to CoCensys its rationale therefor.  Wyeth-Ayerst shall have
          the right to pursue such clinical trials for [     *     ] and market
          and sell such Licensed Compound as though it were a Product developed
          and sold for [   *    ]under this Agreement, subject to the Parties
          negotiation of terms and conditions, including royalty rates, whether and on what terms such Licensed Compound will be Co-Promoted by the Parties, and other appropriate payment and other terms. Following such negotiation of such terms and conditions the Parties shall either enter into a separate agreement or amend this Agreement to so provide for such terms and conditions. In the event the Parties are unable to come to agreement as to the appropriate terms and conditions for the development and commercialization of such Licensed Compound for
          [     *     ] by Wyeth-Ayerst, the matter shall be referred to the
          Chief Executive Officer of CoCensys and the President of Wyeth-Ayerst Laboratories, an Affiliate of Wyeth-Ayerst, for good faith
          resolution, for a period of [    *     ] days.  If such matter is not
          resolved by the end of such [    *     ] day period, the Parties
          shall be [     *      ]. Notwithstanding the foregoing, it is
          expressly understood and


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          agreed that [    *     ] as used in this Agreement shall not include
          [   *    ].

     4.2  NO [     *     ] BY COCENSYS [     *     ].  During the term of this
          Agreement, CoCensys shall not [     *     ]

     4.3  NO [     *     ]  During the term of this Agreement, CoCensys will
          not [     *     ] except under the terms of this Agreement, or as
          otherwise agreed to by Wyeth-Ayerst.

5.   LICENSE GRANTS.

     5.1 LICENSES TO WYETH-AYERST. Subject to the other provisions of this Agreement, CoCensys hereby grants to Wyeth-Ayerst:

          5.1.1 An exclusive license in the RoW, under its Intellectual Property Rights, to develop, manufacture and have manufactured, import, use, market, offer for sale and sell Products, in the Field, and, subject to Article 4.1, for any New Indication.

          5.1.1 The licenses granted in Article 5.1.1 shall be sublicensable by Wyeth-Ayerst outside the USA without the consent of CoCensys to Affiliates and Third Parties. Wyeth-Ayerst agrees to keep CoCensys informed as to such sublicensing activities.

          5.1.2 Unless otherwise provided in this Agreement, Wyeth-Ayerst covenants that it shall not, nor shall it cause any Affiliate to, use or practice directly or indirectly any CoCensys Know-How, and, until expiration thereof, any CoCensys Patent Rights for any purposes other than the development, manufacture, importation, use, marketing, offer for sale or sale of the Product.

          5.1.3 Wyeth-Ayerst may at any time request and authorize CoCensys to grant licenses directly to Affiliates of Wyeth-Ayerst wheresoever located by giving written notice to CoCensys designating to whom a direct license is to be granted by CoCensys. CoCensys shall promptly enter into a separate direct license agreement with each Affiliate of Wyeth-Ayerst designated by Wyeth-Ayerst in such notice. All such direct license agreements shall be consistent with the terms of this Agreement, to the extent applicable, except for such modifications as may be required by the laws, regulations and customs in the country in which the direct license agreement is to be performed.


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      5.2  LICENSES UPON EXPIRATION.  Upon expiration of the Royalty Term, and provided all sums owing to CoCensys have been paid,
           Wyeth-Ayerst shall have a [     *      ] where agreed under Article
           4.1, under any remaining CoCensys Intellectual Property Rights.

6.   CONSIDERATION TO COCENSYS.

     6.1 PAYMENTS. In further consideration of CoCensys' continuing assistance in research and development of the Product, Wyeth-Ayerst shall pay to CoCensys the following amounts at the time of the following achievements with respect to the Product:

          6.1.1     [    *     ]  Upon [     *     ] Wyeth-Ayerst shall make to
                    CoCensys a non-refundable payment of [      *       ].

          6.1.2     [          *          ]  Upon [     *      ]
                    Wyeth-Ayerst shall make to CoCensys a non-refundable payment
                    of [         *        ].

          6.1.3     [          *        ]  Upon [      *       ] Wyeth-Ayerst
                    shall make to CoCensys a non-refundable payment of
                    [   *   ]if the Product is a [   *  ] Product in such
                    [   *   ], or [   *   ] if the Product is a [  *  ]
                    Product in such [   *   ].  If the Product is a [   *   ]
                    Product in all [   *   ] Wyeth-Ayerst shall make to
                    CoCensys an additional non-refundable payment of
                    [   *     ].

          6.1.4     [     *     ]  Upon [          *          ]
                    Wyeth-Ayerst shall make to CoCensys a non-refundable payment
                    of [  *   ] if the Product is a [     *     ] Product or
                    [  *  ] if the Product is a [     *      ] Product.

     6.2 METHOD OF PAYMENT OF PAYMENTS. All payments shall be made by Wyeth-Ayerst to CoCensys by way of wire transfer to CoCensys within thirty (30) days from the date corresponding to the event triggering the milestone payment.


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     6.3  PAYMENTS FOR BACK-UP COMPOUND CANDIDATES.  Each payment payable
          pursuant to this Article 6 shall [     *     ] be payable
          [     *     ] for the Product [     *     ].

     6.4 ROYALTIES AND PROFIT SHARING. Wyeth-Ayerst shall, in addition to the payments set forth above, also pay to CoCensys royalties and such other amounts as set forth in Article 7.

7.   MARKETING AND ROYALTIES IN THE ROW.

     7.1 MARKETING BY WYETH-AYERST. Wyeth-Ayerst shall have exclusive rights to the Product in the countries of the RoW, and shall use Commercially Reasonable Efforts to market, sell and distribute the Product at its discretion in such countries through its own network and direct licensee Affiliates, and/or through the network of its licensees/distributors, subject to Article 5.1.2.

     7.2  COMMERCIAL AND REGULATORY DILIGENCE.

          7.2.1 Within [ * ] months of [ * ] for the Product in the USA or the European Union, Wyeth-Ayerst will commence [ * ] and notify CoCensys in writing of such event.

          7.2.2     Within [     *     ] months of [    *    ] Wyeth-Ayerst
                    shall notify CoCensys in writing as to [         *        ].

          7.2.3     After [          *          ] Wyeth-Ayerst agrees that it
                    will undertake commercial launch of the Product in such
                    country [         *          ].

     7.3  ANNUAL NET SALES CALCULATIONS.  Annual Net Sales in the RoW of
          [     *     ] and [     *     ] Products shall be first calculated on
          a country-by-country basis until the end of the Royalty Term.  Then
          Net Sales of [     *    ] Products in all countries in the RoW shall
          be added together to calculate annual Net Sales of [     *    ]
          Products in the RoW; and Net Sales of [     *    ] Products in all
          countries in the RoW shall be added together to calculate annual
          Net Sales of [     *     ] Products in the RoW.  Finally, Net Sales
          of [     *    ] Products and Net Sales of [     *     ] Products
          shall be added together to calculate annual RoW Net Sales.


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     7.4  [     *     ] PRODUCT ROYALTY IN THE ROW.  In consideration of the
          licenses granted to Wyeth-Ayerst by CoCensys under Article 5, Wyeth-Ayerst shall pay to CoCensys a running royalty on annual Net
          Sales of all [     *     ] Products in the RoW according to the
          following marginal rates:

          (a)  For annual RoW Net Sales which are less than or equal to [  *  ]
               million, [     *     ] of such RoW Net Sales which are allocable
               to Net Sales of [     *     ] Products; and

          (b)  For annual RoW Net Sales which are more than [    *     ] million
               but less than or equal to [    *    ] million,
               [     *     ] of such RoW Net Sales which are allocable to Net
               Sales of [   *   ] Products; and

          (c)  For annual RoW Net Sales which are more than [   *   ] million,
               [   *   ] of such RoW Net Sales which are allocable to Net Sales
               of [   *   ] Products.

     7.5  [     *     ] PRODUCT ROYALTY.  In consideration of the licenses
          granted to Wyeth-Ayerst by CoCensys under Article 5, Wyeth-Ayerst
          shall pay to CoCensys a running royalty on Net Sales of all [   *   ]
          Products in the RoW according to the following marginal rates:

          (a)  For annual RoW Net Sales which are less than or equal to
               [   *   ] million, [     *     ] of such RoW Net Sales which are
               allocable to Net Sales of [     *     ] Products; and

          (b)  For annual RoW Net Sales which are more than [  *   ] million
               but less than or equal to [    *    ] million, [     *     ] of
               such RoW Net Sales which are allocable to Net Sales of
               [    *    ] Products; and

          (c)  For annual RoW Net Sales which are more than [   *     ] million,
               [     *     ] of such RoW Net Sales which are allocable to Net
               Sales of [    *   ] Products.


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     7.6  PAYMENTS.  All royalties payable to CoCensys under this Article 7 shall be paid in U.S. Dollars within three (3) months after the close of each calendar quarter, or earlier if possible, during the Royalty Term. Each payment shall be accompanied by a statement, on a country by country basis, of the amount of Net Sales in the RoW during such quarter, the aggregate amount of Net Sales for the year-to-date in the RoW, and amount of royalties due on such Net Sales. For any given royalty period during the first three (3) quarters of the year, Wyeth-Ayerst shall pay to CoCensys the royalty at the lowest rate specified in Articles 7.4 and 7.5 applicable to the then current year-to-date worldwide RoW Net Sales level. Each statement provided at the end of the fourth quarter shall contain a reconciliation of actual royalty payments made during that year, any adjustments to be made to
          such royalty    amounts owing for such year, and the amount actually
          owed for such year. Any amounts owing to CoCensys shall be paid to CoCensys at the time of such fourth quarter statement, in accordance with the terms of this Article 7.6. Any adjustments to royalties owed in the RoW pursuant to Articles 7.7.1 and 7.7.2 shall be done at the end of the calendar year in which such event giving rise to such adjustment occurred; PROVIDED, HOWEVER, that following the entry of one or more generic products in any year, and where royalties were reduced for that year pursuant to Article 7.7.1, the following year's
          royalty rate for quarterly royalty payments shall be at [     *     ]
          with a reconciliation upward at year end in the event sales of such generic product(s) do not rise to the level specified in
          Article 7.7.1.

     7.7  ADJUSTMENT TO ROYALTIES IN ROW.

          7.7.1 GENERIC PRODUCTS. In the event that, during the Royalty Term, a generic version of the Product is introduced in any country in the RoW by a Third Party, and if unit sales
                    of all such generic product(s) constitute more than [   *  ]
                    of the combined unit sales in the RoW of both the Product and any such generic product(s), then the annual royalty amount owed under Article 7.4 or 7.5 for such country shall
                    be reduced by [   *    ] such reduction to be done
                    in the fourth quarter payment as described in Article 7.6.

          7.7.2     [     *     ]  In the event that at the end of a given
                    calendar year [     *     ] (where [     *     ] =
                    [          *          ] = the [       *       ] and
                    [     *     ] = [     *     ] then Wyeth-Ayerst will provide
                    written notice to CoCensys of such fact and the Parties shall meet promptly thereafter to discuss and develop in
                    good faith a commercially reasonable plan to [     *      ]
                    In the event that, at any time after the eight (8) month anniversary of the date of the first meeting to discuss the RoW


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                    Cost Reduction Plan, [     *     ] (where [   *   ] =
                    [     *     ] then, for so long as [    *     ] an amount
                    equal to [     *     ] may be deducted from the royalty
                    amount due CoCensys for such year; PROVIDED, HOWEVER, in
                    no event shall the royalty due CoCensys be less than that
                    paid at the lowest applicable rate (i.e., [     *     ]
                    for [     *     ] Products and [     *     ] for [    *    ]
                    Products, or [     *     ] respectively, where
                    Article 7.7.1 applies) set forth in Article 7.4 or 7.5.

8.   ACCOUNTS AND RECORDS; WITHHOLDING TAX.

     8.1 RECORDS. Wyeth-Ayerst shall keep accurate books and accounts of record in connection with the manufacture, use and/or sale by or for it of the Products in sufficient detail to permit accurate determination of all figures necessary for verification of royalties, profits, milestone payments and other compensation required to be paid hereunder. Wyeth-Ayerst shall maintain such records for a period of three (3) years after the end of the year in which they were generated.

     8.2 AUDITS. CoCensys, through an independent certified public accountant reasonably acceptable to Wyeth-Ayerst, shall have the right, at its own expense, to access the books and records of Wyeth-Ayerst for the sole purpose of verifying statements furnished by Wyeth-Ayerst pursuant to Article 7.6. Such access shall be conducted after reasonable prior written notice to Wyeth-Ayerst and during ordinary business hours and shall not be more frequent than once during each calendar year. CoCensys agrees to keep in strict confidence all information learned in the course of such audit, except when it is necessary to reveal such information in order to enforce its rights under this Agreement. CoCensys' right to have such records examined shall survive termination or expiration of this Agreement. In the
          event such audit reveals an underpayment of [     *     ] or more of
          the amount actually due, Wyeth-Ayerst shall reimburse CoCensys for the costs of such audit in addition to promptly remitting to CoCensys the amount of any underpayment.

     8.3 FOREIGN EXCHANGE. For the purpose of computing Net Sales for Products sold in a currency other than United States Dollars, such currency shall be converted into United States Dollars in accordance with Wyeth-Ayerst's customary and usual translation procedures, consistently applied.

     8.4 SALES BY SUBLICENSEES. In the event Wyeth-Ayerst grants licenses or sublicenses to others to make or sell the Product, such licenses or sublicenses shall include an obligation for the licensee or sublicensee to account for and report its Net Sales of such Products on the same basis as if such sales were Net Sales by


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          Wyeth-Ayerst, and CoCensys shall receive royalties in the same amounts as if the Net Sales of the licensee or sublicensee were Net Sales of Wyeth-Ayerst.

     8.5 CURRENCY BLOCKAGE. In the event Wyeth-Ayerst is prevented from making any payment under this Agreement by virtue of the Statutes, Laws, Codes or Governmental Regulations of the country from which the payment is to be made, then such payments may be paid by depositing them in the currency in which accrued to CoCensys' account in a bank acceptable to CoCensys in the country whose currency is involved. If the Statutes, Laws, Codes or Governmental Regulations prohibit both transmittal and deposit of such payments, the obligation to pay, deposit, accrue or otherwise account for such payments in such country shall be suspended for so long as said prohibition shall be in effect.

     8.6 WITHHOLDING. All taxes, assessments and fees of any nature levied or incurred on account of any payments accruing under this Agreement, by national, state or local governments, will be assumed and paid by Wyeth-Ayerst, except taxes levied thereon as income to CoCensys and if such taxes are required to be withheld by Wyeth-Ayerst they will be deducted from payments due to CoCensys and will be timely paid by Wyeth-Ayerst to the proper taxing authority for the account of CoCensys, a receipt or other proof of payment therefor secured and sent to CoCensys as soon as practicable.

9.   TRADEMARKS.

     [     *     ] shall select and own the Trademarks for marketing the Product
     in the RoW.  [     *     ] for (i) registration of such Trademarks and
     (ii) bringing, maintaining and prosecuting any action to protect or defend
     such Trademarks shall be borne [     *     ]  At the termination of this
     Agreement, [     *     ] shall [     *     ] have unrestricted ownership
     of such Trademark(s) in the RoW.

10.  MANUFACTURING AND DISTRIBUTION.

     10.1 PRIMARY MANUFACTURE.  [     *     ] shall manufacture or have
          manufactured its requirements for clinical and commercial supplies of the Product.  In fulfilling its manufacturing obligations
          hereunder, [     *     ] will use at least the same level of effort
          as it employs for its other products of similar scientific and
          commercial promise.  If [     *     ] elects to have the Product
          manufactured, [     *     ] shall favorably consider using, but shall
          not be obligated to use, [     *    ] as its manufacturing
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     10.2 SECOND SOURCE.  In order to ensure an uninterrupted supply of the Product, the Parties intend to identify a Third Party manufacturer (the "Second Source") to manufacture the Product in the event that
          [     *     ]is unable to supply all of the reasonably anticipated
          requirements of the Product. If the Second Source manufactures the Product pursuant to this Article 10.2, Wyeth-Ayerst and CoCensys shall cooperate and assist each other to obtain, transfer or use any licenses, registrations or information reasonably required to permit such Second Source to manufacture the Product.

     10.3 EXCHANGE OF INFORMATION. Subject to Article 17, the Parties undertake to exchange and to use diligent efforts to cause Third Party manufacturers to exchange, on a regular basis, all data and know-how relating to the manufacture of the Product.

     10.4 COMPLIANCE. Any manufacture of the Product for sale in the RoW shall be performed in full compliance with all applicable foreign GMP and applicable laws and regulations. CoCensys shall be entitled to audit such compliance and in particular the quality assurance program for the manufacture of the Product.

11.  PROSECUTION, MAINTENANCE AND INFRINGEMENT OF INTELLECTUAL
     PROPERTY RIGHTS.

     11.1 PATENTABLE INVENTIONS.

          11.1.1 Wyeth-Ayerst shall own all Inventions made solely by its employees and agents, and all patent applications and patents claiming such Inventions. CoCensys shall own all Inventions made solely by its employees and agents, and all patent applications and patents claiming such Inventions. All Inventions made jointly by employees or agents of CoCensys and employees or agents of Wyeth-Ayerst and all patent applications and patents claiming such Inventions shall be owned jointly by CoCensys and Wyeth-Ayerst. All determinations of inventorship under this Article 11.1.1 shall be in accordance with U.S. law.

          11.1.2 Wyeth-Ayerst and CoCensys shall each disclose to the other and discuss any Inventions and the desirability of filing a United States patent application covering the Invention, as well as any foreign counterparts. The Party owning the Invention shall make the final decision with respect to any such filings. With respect to jointly owned Inventions, the Parties shall determine which Party shall file and prosecute
                    any patent applications thereon.  [     *     ] shall be
                    responsible for expenses for preparing and prosecuting joint patent applications in the RoW.


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          11.1.3    Each Party shall have the right to select patent counsel and to take such other actions as are reasonably appropriate to prepare, file, prosecute and maintain patent protection with respect to its Inventions arising under this Article 11.1.

     11.2 PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.  Each Party
          shall be responsible for prosecuting and maintaining its own Patent Rights, subject to Article 11.1.2. With respect to the RoW, the decision as to whether to prosecute and maintain Patent Rights, and in which countries to do so, shall be made jointly by Wyeth-Ayerst and CoCensys. To facilitate such decision-making, each Party will appoint a "patent coordinator", who will have the authority to make such decision on behalf of such Party. All expenses for filing, prosecuting and maintaining the CoCensys Patent Rights in the RoW
          shall be paid by [    *    ].

     11.3 PATENT EXTENSIONS. The Party holding a Patent Right, if requested by and with the assistance of the other Party, shall apply in a timely manner for such patent term extensions or patent restoration certificates for such Patent Right as are available under similar legislation to the U.S. Federal Drug Price Competition and Patent
          Term Restoration Act of 1984 (Pub. L. No. 98-417), and any amendments
          thereof or any successor acts thereto. [     *     ] expenses incurred
          in connection with such patent term extensions or patent restoration
          certificates shall be borne [     *      ].

     11.4 COOPERATION. Each of the Parties shall execute or have executed by its appropriate employees, representatives, agents, and contractors such documents as may be necessary to obtain, perfect or maintain any Patent Rights filed or to be filed pursuant to this Agreement, and to cooperate with the other Party so far as reasonably necessary with respect to furnishing all information and data in its possession reasonably necessary to obtain or maintain such Patent Rights.

     11.5 INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

          11.5.1

               (a) If either Party should become aware of any infringement or threatened infringement or misappropriation, as the case may be, in the RoW of any Intellectual Property Rights of the other Party, it shall promptly notify such other Party in writing. As soon as practicable the Parties shall confer on the particulars of such infringement or misappropriation and the possible courses of action to be taken. The Party holding the affected Intellectual Property Rights shall have the right, but not the obligation, to institute, prosecute and control any


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         legal proceedings in its own name and by its own counsel and at its own expense, subject to Article 11.5.1(d), to prevent or restrain such infringement, and the other Party shall have the right,
         [     *     ] to be represented in such action by its own counsel.
         If one Party brings any such action or proceeding, the other Party hereby consents to being joined as a party plaintiff where necessary and, in case of joining, such other Party agrees to give the first Party reasonable assistance and authority to file and to prosecute such suit, at the exercise of the Party bringing such suit.

   (b) Notwithstanding the foregoing, the Parties shall jointly determine which Party shall have the primary right and responsibility (but not the obligation) to institute, prosecute, and control any action or proceeding with respect to infringement or misappropriation of jointly owned Intellectual Property Rights in the RoW and the other
         Party shall have the right [     *    ] to be represented by its
         counsel. Each Party hereby consents to the filing of any such action by the other Party with respect to any jointly owned Patent Rights in accordance with this Article 11.5.1(b).

   (c)   If one Party alone prosecutes an infringement or misappropriation of
         Intellectual Property Rights, [          *          ] any damages
         and costs recovered in any proceedings or by way of settlement under Articles 11.5.1(a) and 11.5.1(b) above or Article 11.5.2
         shall [         *          ] as applicable.

   (d) If both Parties participate in prosecuting an infringement or misappropriation of Intellectual Property Rights, the actual costs and expenses of all suits brought by either Party under this
         Article 11.5.1 shall be [          *          ].  Any remaining
         damages shall then be [          *         ].

11.5.2 If the Party having the primary right to institute, prosecute, and control such infringement or misappropriation action under Article
         11.5.1 fails to do so within a period of one hundred twenty (120) days after receiving notice of the infringement, or if that Party, after initiating an action, determines to discontinue such action, the other Party shall have the right to bring and control or take over any such action by counsel of its own choice, and at its own expense, subject to Article 11.5.1(c) unless prevented from doing so by the laws of the country where the infringement or misappropriation occurred or is threatened.


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     11.5.3   In connection with any proposed settlement in respect of any infringement or threatened infringement of any Intellectual Property Rights, the Party intending to settle shall notify and consult with the other Party as to the terms of settlement, whose written consent shall be required prior to any such settlement, such consent shall not be unreasonably withheld.

     11.5.4 In connection with any action taken by either Party against a Third Party to protect or enforce any Intellectual Property Rights, the other Party shall, if requested, consult with the Party taking such action, and make available as witnesses its employees or as evidence any materials, and/or data as are reasonably necessary for the furtherance of such action. The expenses in connection with the providing of witnesses and/or the making available of any materials and/or data shall be
              [          *          ].

11.6 INFRINGEMENT OF THIRD PARTY PATENT RIGHTS.

     11.6.1 If Wyeth-Ayerst should be of the opinion that it cannot make, import, use, market and/or sell the Product in the RoW under its own Intellectual Property Rights or those licensed to it by CoCensys under this Agreement without infringing a Third Party's patent, it shall notify CoCensys. Both Parties then shall seek an opinion of patent counsel acceptable to both Parties. If such patent counsel concurs with Wyeth-Ayerst's opinion, they shall jointly or independently endeavor to secure a license from the Third Party on terms that are acceptable to both Parties.

     11.6.2 If, in the opinion of patent counsel selected under Article 11.6.1, the Third Party patent, if litigated, would be found invalid or not be infringed by the manufacture or sale of the Product or if the Parties otherwise mutually agree to obtain a license to such Third Party patent, the Parties shall proceed in accordance with the terms of this Agreement, unless an action for infringement is brought against one or both Parties.

     11.6.3 If either Party is sued for patent infringement of any Third Party patents arising out of the manufacture, use, sale or importation of the Product in the RoW, the Parties shall promptly meet to discuss the course of action to be taken to resolve or defend any such infringement litigation. Each Party shall provide the other with such assistance as is reasonably necessary and shall cooperate in the defense of any such
              action.  [     *     ] of any cost/expense of defending such
              action incurred by Wyeth-Ayerst in a given country


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                    and any damages and/or other compensation imposed on
                    Wyeth/Ayerst in such country may be deducted by Wyeth-Ayerst from any amounts otherwise due CoCensys under this Agreement in the form of royalties for such country, PROVIDED, HOWEVER, in no event shall royalty amounts due CoCensys for such country be reduced by more
                    than [     *     ]in any given calendar year as a result
                    of this sentence.

12.  FORCE MAJEURE.

     Neither Party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement if and to the extent that such failure or delay is due to circumstances beyond its control which it could not have avoided by the exercise of reasonable diligence. It shall notify the other Party promptly should such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use all commercially reasonable efforts to resume performance of its obligations as soon as practicable.

13.  TERM AND TERMINATION.

     13.1 GENERAL CONDITIONS OF EXPIRATION AND TERMINATION.

          13.1.1 Any permitted sublicenses granted hereunder shall automatically terminate or expire at the same time as this Agreement expires (insofar as they haven't already terminated), except where, and to the extent, any license granted hereunder survives expiration of this Agreement, as expressly provided in this Agreement. Upon early termination of this Agreement for any reason, if any permitted sublicensee is not then in default under its sublicense agreement with Wyeth-Ayerst, then such sublicensee shall automatically have a license under this Agreement as a direct licensee of CoCensys, on economic terms as are set forth herein with respect to Wyeth-Ayerst and otherwise with the same rights and obligations as Wyeth-Ayerst under this Agreement.

          13.1.2 The provisions of Articles 8, 9, 11, 14, 15, and 17 shall survive termination or expiration of this Agreement.

          13.1.3 Termination or expiration of this Agreement shall not operate to deprive either Party of any rights or remedies either at law or in equity or to relieve either Party of any of its obligations incurred prior to the effective date of such termination or expiration.


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13.2 TERM.  Unless earlier terminated as set out in this Agreement, the term of this Agreement shall end when all the respective royalty payment obligations of the Parties under this Agreement have expired.

13.3 TERMINATION FOR BREACH.

     13.3.1    TERMINATION FOR BREACH.  Except as otherwise provided in this
               Section 13.3.1, either Party may terminate this Agreement for material breach by the other Party, which breach remains
               uncured for [     *     ] in the case of nonpayment of any
               amount due and [     *    ] for all other breaches, each
               measured from the date written notice of such breach is given to the breaching party, or, if such breach is not susceptible
               of cure within such [     *     ] period and the breaching
               party uses diligent good faith efforts to cure such breach,
               for [     *     ] after written notice to the breaching party.

     13.3.2 BREACH BY WYETH-AYERST. If termination is due to a material breach by Wyeth-Ayerst, all rights granted to Wyeth-Ayerst under this Agreement shall revert to CoCensys, provided that
               [          *          ] as of the date of such termination.

13.4 NO LIMIT ON REMEDIES. Nothing herein shall exclude or limit any remedies or entitlements whatsoever which the law confers to either Party in the event of a breach of contractual obligations by the other Party.

13.5 UNILATERAL TERMINATION BY WYETH-AYERST.  Wyeth-Ayerst shall have the right
     to unilaterally terminate this Agreement upon [     *     ] written
     notice. In the event of such termination by Wyeth-Ayerst, all Wyeth-Ayerst's rights to the Licensed Compound and the Product in the
     RoW shall revert to CoCensys.  Wyeth-Ayerst shall not be obligated to make any payments under this Agreement for events which occur after the effective date of such termination. After the termination date, Wyeth-Ayerst will make its relevant personnel, relevant data and other resources available as are reasonably necessary to effect an orderly transition of Development and commercialization of the Product for a
     period of [     *     ] after termination.  In the event of such
     termination, Wyeth-Ayerst shall (i) [          *          ] (ii)
     [         *          ] and (iii) [          *          ].

13.6 AUTOMATIC TERMINATION OF AGREEMENT (NO. 1). This Agreement shall terminate automatically if Agreement (No. 1) is terminated for any reason other than expiration or for material breach by CoCensys.


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14.  ASSIGNMENT.

     14.1 ASSIGNMENT TO AFFILIATES. Either Party may assign any of its rights or obligations under this Agreement in any country to any Affiliates, for so long as they remain Affiliates; provided, however, that such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement.

     14.2 OTHER PERMITTED ASSIGNMENT. Either Party may assign its rights or obligations under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of
          its assets, [         *          ] provided, that in the event of
          such merger, reorganization or sale, [          *          ] All
          other assignments by any Party shall [          *         ].

     14.3 BINDING NATURE OF ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Article 14 shall be void.

15.  INDEMNIFICATION.

     15.1 CROSS INDEMNIFICATION.

          15.1.1 Each Party hereby agrees to save, defend and hold the other Party and its agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable legal expense and attorneys' fees, brought by a Third
                    Party or that arise in connection with any claim brought by a Third Party ("Losses") resulting directly from the manufacture, use, handling, storage, sale or other disposition of Products in the RoW to the extent such Losses result solely from (i) the negligence of the indemnifying party or breach by the indemnifying party of any provision of this Agreement, (ii) failure of the indemnifying party to manufacture or have manufactured Products (bulk or finished form) according to cGMP or Product specifications, or (iii) marketing activities of the indemnifying party contrary to applicable governmental regulations or outside the approved labeling of the Product.

          15.1.2    In the event CoCensys is seeking indemnification under
                    Article 15.1.1, it shall inform Wyeth-Ayerst of a claim as soon as is reasonably practicable after it receives notice of the claim, shall permit Wyeth-Ayerst to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary


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                    consideration), and shall cooperate as requested (at the
                    expense of Wyeth-Ayerst) in the defense of the claim.

          15.1.3    In the event Wyeth-Ayerst is seeking indemnification under
                    Article 15.1.1, it shall inform CoCensys of a claim as soon as is reasonably practicable after it receives notice of the claim, shall permit CoCensys to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of CoCensys) in the defense of the claim.

     15.2 INSURANCE. Each Party further agrees to use reasonable commercial efforts to obtain and maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability, with reputable and financially secure insurance carriers or self-insurance, with limits of not less than $5,000,000 per occurrence and in the aggregate to cover its indemnification obligations under Articles 15.1 and 15.2.

16.  WARRANTIES AND REPRESENTATIONS.

     16.1 GENERAL.  Each Party hereby warrants to the other:

          16.1.1 that it has full power and authority to execute and deliver this Agreement and to perform the obligations on its part hereunder; and

          16.1.2 that the execution and delivery by it of this Agreement and the performance of its obligations hereunder have been duly approved by all necessary corporate action and do not require any shareholder action or approval.

          16.1.3 that, to the best of its knowledge, the manufacture, use, importation, offer for sale, or sale of CO 2-6749 will not infringe any Third Party patent in the RoW.

17.  CONFIDENTIAL INFORMATION.

     17.1 INFORMATION. Each Party shall keep all information received from the other Party (the "Information") confidential and shall not disclose nor use the Information without the other Party's written consent except to the extent contemplated by this Agreement. This restriction shall not, however, prevent disclosure of the Information if and to the extent that disclosure is required by law, PROVIDED THAT the disclosing Party informs the other Party without delay of any such


                                       23.

          requirement, in order to allow such other Party to object to such disclosure and to seek an appropriate protective order or similar protection prior to disclosure.

    17.2 EXCEPTIONS. The above obligations shall not apply or shall cease to apply to Information which:

          17.2.1 is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

          17.2.2 is known by the receiving Party at the time of receiving such information, as evidenced by its written records;

          17.2.3 is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

          17.2.4 is independently developed by or for the receiving Party without any breach of this Article 17; or

          17.2.5 is the subject of a written permission to disclose provided by the disclosing Party.

    17.3 PERMITTED DISCLOSURES. Information may be disclosed to employees, agents, consultants, sublicensees or suppliers of the recipient Party or its Affiliates, but only to the extent required to accomplish the purposes of this Agreement and only if the recipient Party obtains prior agreement from its employees, agents, consultants, sublicensees or suppliers to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants, sublicensees or suppliers do not disclose or make any unauthorized use of the Information.

    17.4 DISCLOSURE OF AGREEMENT. Neither CoCensys nor Wyeth-Ayerst shall release to any Third Party or publish in any way any non-public information with respect to the terms of this Agreement or concerning their cooperation without the prior written consent of the other, which consent will not be unreasonably withheld or delayed; provided; however that either Party may disclose the terms of this Agreement to the extent required to comply with applicable laws, including without limitation the rules and regulations promulgated by the Securities and Exchange Commission and the Party intending to disclose the terms of this Agreement shall provide the nondisclosing party an opportunity to review and comment on the intended disclosure which is reasonable under the circumstances. Notwithstanding any other provision of this Agreement, each Party may disclose the terms of this Agreement to lenders, investment bankers and other financial


                                         24.

          institutions of its choice solely for purposes of financing the business operations of such Party either (i) upon the written consent of the other Party or (ii) if the disclosing Party uses reasonable efforts to obtain a signed confidentiality agreement with such financial institution with respect to such information, upon terms substantially similar to those contained in this Article 17.

    17.5 PUBLICITY. Subject to Section 17.4, all publicity, press releases and other announcements relating to this Agreement or the transaction contemplated hereby shall be reviewed in advance by, and shall be subject to the approval of, both Parties.

    17.6 PUBLICATION. The Parties shall cooperate in appropriate publication of the results of research and development work performed pursuant to this Agreement, but subject to their predominating interest in obtaining patent protection for any patentable subject matter. The determination of authorship for any paper shall be in accordance with accepted scientific practice. Notwithstanding anything in this
          Article 17.6 to the contrary, all publication and presentations of the results of research and development work performed pursuant to this Agreement must be approved in advance by both Parties.

18.   MISCELLANEOUS.

    18.1 NO WAIVER OF CONTRACTUAL RIGHTS. The failure of either Party to require performance by the other Party of any of that other Party's obligations hereunder shall in no manner affect the right of such Party to enforce the same at a later time. No waiver by any Party hereto of any condition, or of the breach of any provision, term, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term representation or warranty hereof.

    18.2  EXECUTION AND AMENDMENTS.

          18.2.1 Each Party shall execute and deliver all such instruments and perform all such other acts as the other Party may reasonably request in order to carry out the transactions contemplated by this Agreement.

          18.2.2 This Agreement may not be amended or modified except by written instrument signed by or on behalf of both Parties.


    18.3 SEVERABILITY. If a court or other tribunal of competent jurisdiction should hold any term or provision of this agreement to be excessive, or invalid, void or unenforceable, the offending term or provision shall be deleted, and, if possible,


                                      25.

          replaced by a term or provision which, so far as practicable achieves the legitimate aims of the Parties.

    18.4 RELATIONSHIP BETWEEN THE PARTIES. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor shall be construed so as to constitute CoCensys or Wyeth-Ayerst as partners or joint venturers with respect to this Agreement. Neither Party shall have the express or the implied right nor authority to assume or create any obligations on behalf of or in the name of the other Party, nor to bind the other Party to any other contract, agreement or undertaking with any Third Party.

    18.5  CORRESPONDENCE AND NOTICES.

          18.5.1 Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile, or by airmail to any one employee appointed by the Party which is to receive such written communication, or any other way as the Parties deem appropriate.

          18.5.2 Extraordinary notices and communications (including but not limited to notices of termination, force majeure, material breach, change of address) shall be in writing and sent by prepaid registered or certified air mail, or by facsimile confirmed by prepaid registered or certified air mail letter, and shall be deemed to have been properly served to the addressee upon receipt of such written communication.

          18.5.3 In the case of CoCensys, the proper address for communications and for all payments shall be:

                    CoCensys, Inc.
                    213 Technology Drive
                    Irvine, California 92618, USA
                    Attn:  Chief Executive Officer

                    and in the case of Wyeth-Ayerst, the proper address for communications and for all payments shall be:

                    Wyeth-Ayerst Laboratories
                    555 Lancaster Avenue
                    St. Davids, PA  19087
                    Attn:  Senior Vice President, Global Business Development

          With a copy to:


                                      26.

                    American Home Products Corporation
                    5 Giralda Farms
                    Madison, NJ  07940
                    Attn:  Senior Vice President and General Counsel

    18.6 CHOICE OF LAW. This Agreement is subject to and governed by the laws of the State of Delaware, excluding its conflict of laws provisions.

    18.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

    18.8 APPOINTMENT OF WYETH-AYERST INTERNATIONAL, INC. Wyeth-Ayerst hereby appoints Wyeth-Ayerst International Inc., a subsidiary company of Wyeth-Ayerst, organized and existing under the laws of the State of New York, U.S.A., having an office and place of business at 150 Radnor-Chester Road, St. Davids Center, St. Davids, Pennsylvania 19087, U.S.A., to administer as agent for Wyeth-Ayerst all the rights and obligations of Wyeth-Ayerst in respect of this Agreement, including, without limitation, the accounting of all royalties and other sums or payments due CoCensys hereunder, and the transmittal and receipt of all notices, reports, statements or other records relating to such royalties and the manufacture and sale of the Product. By its execution hereinbelow, Wyeth-Ayerst International Inc. accepts the designation and appointment set forth hereinabove.

This Agreement together with its Exhibits and further agreements mentioned herein and Agreement No. 1 constitutes the entire agreement of the Parties with respect to the subject matter hereof as of its date, and supersedes all prior agreements, understandings, representations and proposals, written or oral, relating thereto.

AMERICAN HOME PRODUCTS CORPORATION             COCENSYS, INC.



----------------------------------             ---------------------------------
Name                                           Name
Title                                          Title


WYETH-AYERST INTERNATIONAL, INC.


----------------------------------
Name
Title


                                     27.

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                                    EXHIBIT A

                       BACK-UP COMPOUND CANDIDATE CRITERIA


                Criterion for IND-Tracking     Activities Required
                --------------------------     -------------------

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                                   EXHIBIT B



                            [          *          ]


















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                                   EXHIBIT C

                            COCENSYS PATENT RIGHTS



 US   ISSUE DATE     EXPIRATION DATE     CORRESPONDING FOREIGN APPLICATIONS
------------------------------------------------------------------------------


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                                   EXHIBIT D


                       DEFINITION OF FULLY BURDENED COST


The following expenses are manufacturing expenses which are prepared in accordance with generally accepted accounting principles consistently applied.

THE FOLLOWING EXPENSES ARE INCLUDED IN MANUFACTURING COSTS:


                           [          *          ]


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                                 EXHIBIT E

                         WYETH-AYERST PATENT RIGHTS





                           [          *          ]

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